FEDERAL TRUST CORPORATION ANNOUNCES UPDATE
TO ITS RIGHTS OFFERING AND A NEW SUBSCRIPTION PERIOD

Sanford, Florida (PR Newswire) June 5, 2008 — Federal Trust Corporation (AMEX: FDT) today announced that it intends to update the financial and business information contained in its prospectus, dated May 12, 2008. The Company will distribute new subscription rights to shareholders of record, the previously distributed subscription rights will be canceled and the Company will return the subscription funds it has received, without interest. The Company will initiate a new subscription period for the new subscription rights as of a to-be-determined record date. More specific information regarding the new subscription period and the timing of the completion of the offering will be made public when available.

The Company is currently in discussions regarding the possibility of adding one or more new standby purchasers. The addition of any new standby purchasers would increase the maximum number of shares that could be purchased by the standby purchasers but would not adversely affect the subscription rights of the Company’s shareholders. Specifically the addition of a new standby purchaser would not change the subscription price per share, the number of shares made available for purchase by our shareholders through their subscription rights, the total number of shares to be offered, the minimum number of shares required to consummate the stock offering and the warrants to be issued to the standby purchasers.

A registration statement updating the prospectus relating to the securities offered in the rights offering and the offering to the standby purchasers will be filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Before making an investment decision, we urge shareholders to read the updated prospectus carefully and in its entirety, when it is available, because it will contain important updated information. Shareholders may obtain a free copy of the prospectus (when it becomes available) at the SEC’s website at www.sec.gov. In addition, a shareholder who wishes to receive a copy of these materials (when they become available), without charge, should submit this request to our information agent, Stifel, Nicolaus & Company, Incorporated at (866) 779-2408.

Federal Trust Corporation is a unitary thrift holding company and is the parent company of Federal Trust Bank, a $671 million federally-chartered, FDIC-insured savings bank. Federal Trust Bank operates from 11 full-service offices in Seminole, Orange, Volusia, Lake and Flagler Counties, Florida. The Company’s Executive and Administrative Offices are located in Sanford, in Seminole County, Florida.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Federal Trust Corporation, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect Federal Trust Corporation’s financial performance and could cause actual results for fiscal 2008 and beyond to differ materially from those expressed or implied in such forward-looking statements. Federal Trust Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

For further information regarding Federal Trust Corporation, please read the Federal Trust Corporation reports filed with the SEC and available at www.sec.gov. Press Releases and other information about Federal Trust Corporation can be found on PR Newswire at http://www.prnewswire.com or at Federal Trust's website at http://www.federaltrust.com.
Contact: Dennis T. Ward	Gregory E. Smith
President and Chief Executive Officer	Chief Financial Officer
(407) 323-1833	(407) 323-1833